Exhibit 99.1

Hercules Technology Growth Capital Announces the Hiring of Scott Bluestein as its New Chief Credit Officer, Further Expanding Its Senior Management Team to Focus on Portfolio Growth

PALO ALTO, Calif.--(BUSINESS WIRE)--November 17, 2010--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the largest specialty finance company devoted principally to addressing the capital needs of venture capital and private equity-backed companies in the technology, clean technology, and life science industries at all stages of development, today announced the hiring of Scott Bluestein as chief credit officer. Mr. Bluestein will report directly to Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules and be based in Hercules’ Boston office.

As chief credit officer, Mr. Bluestein will be responsible for overseeing the Company’s loan and investment portfolio, lending policies, and risk management practices, responsibilities which have been held by Mr. Henriquez since founding Hercules. He will play a key role in structuring and ensuring new investments conform to existing credit underwriting guidelines, monitoring the credit performance of the overall portfolio, as well as handling credit restructuring and work-out situations as necessary.

Mr. Bluestein brings extensive financial services and credit experience to Hercules. Most recently he served as founder and partner of Century Tree Capital Management, a fund established to make senior secured debt investments with warrants and equity co-investments to small and micro cap public and private companies. Prior to that, he was managing director at Laurus – Valens Capital Management, where he had responsibility for a $500 million investment portfolio, including new investments, portfolio management, and restructurings. Prior to that, Mr. Bluestein worked at UBS Investment Bank, where he was a member of their Financial Technology Coverage Group. Mr. Bluestein received his Bachelor of Business Administration from Emory University.

“We are delighted to have Scott join the Hercules team in this newly created role,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “Scott represents a pivotal hire for Hercules, as he steps into this role that I have overseen since the founding of Hercules, and am able to turn my attention to various key strategic initiatives and continued tactical planning projects as we continue to build Hercules. Scott brings a solid set of skills that complements our team of investment professionals. The role of a chief credit officer is a key component to our business as we continue to grow and address the needs of our portfolio companies as a strategic partner,” added Manuel A. Henriquez.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private companies in the technology, clean technology, and life science industries, at all stages of development. Since its founding in 2003, Hercules has committed over $2.0 billion in flexible financing solutions to over 150 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, ranging from $500,000 to $30 million, lines of credit to term loans. The company is headquartered in Palo Alto, CA and has additional offices in Massachusetts and Colorado. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
or
Sally Borg, 650-289-3066
sborg@htgc.com